UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 17, 2016

MARVELL TECHNOLOGY GROUP LTD.

(Exact name of registrant as specified in its charter)

Bermuda	0-30877	77-0481679
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Canon’s Court

22 Victoria Street

Hamilton HM 12

Bermuda

(Address of principal executive offices)

(441) 296-6395

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Chief Financial Officer

On August 18, 2016, Marvell Technology Group Ltd. (the “Company”) announced that Jean Hu has been appointed the Company’s Chief Financial Officer effective August 22, 2016.

Ms. Hu, age 53, joins Marvell from QLogic Corporation, where she was Senior Vice President and Chief Financial Officer since April 2011. She also held the Acting Chief Executive Officer role at QLogic since August 2015. Previously, Ms. Hu held several senior positions at Conexant Systems, Inc. including Chief Financial Officer, Treasurer and Senior Vice President of Business Development from 2004 to 2011. Prior to 2004, Ms. Hu held various positions in financial planning, strategy and corporate development at Conexant and its predecessor company, Rockwell International Corporation.

The Company’s press release announcing Ms. Hu’s appointment is attached as Exhibit 99.1 to the Current Report on Form 8-K and is incorporated by reference herein.

Ms. Hu has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

In connection with Ms. Hu’s appointment, the Company entered into a letter agreement effective August 17, 2016 with Ms. Hu (the “Offer Letter”) that established her compensation, as summarized below.

Salary; Annual Incentive Bonus. Ms. Hu’s annual base salary will be $450,000 USD. Ms. Hu will be eligible to participate in the Company’s Annual Incentive Plan with a target annual incentive bonus of 100% of her annual base salary.

Equity Awards. Ms. Hu will receive grants of restricted stock units (“RSUs”) for the number of shares of Marvell common stock, as follows:

1.	RSUs for the number of shares of common stock equal to $660,000 divided by the Share Price (as defined in the Offer Letter) shall vest over three (3) years at the rate of 33% after the first anniversary of the vesting start date, 33% after the second anniversary of the vesting start date and 34% after the third anniversary of the vesting start date.

2.	RSUs for the number of shares of common stock (at the target achievement level) equal to $495,000 divided by the Share Price (as defined in the Offer Letter) shall vest based on the relative total shareholder return of Marvell’s stock as compared to the total shareholder return of comparable companies of the Philadelphia Semiconductor Sector Index over a three-year performance period, provided that you continue to serve as a service provider through the applicable vesting date. The performance period, metrics and payout formula (as well as the maximum number of shares that could vest under the TSRRSU if performance exceeds the target achievement level) for the TSRRSU will be established by the ECC at the time of grant.

3.	RSUs for the number of shares of common stock equal to $495,000 divided by the Share Price (as defined in the Offer Letter) shall vest based on the achievement of operating performance metrics over a two (2) year period. The performance period, metrics and relative weightings (as well as the maximum number of shares that could vest under the OPMRSU if performance exceeds the target achievement level) will be established by the ECC at the time of grant and will be measured at the end of the second year. Any shares deemed to have been earned upon the successful achievement of such metrics will vest 100% on the 3rd anniversary of the vesting start date.

Change in Control. Ms. Hu will be designated a “Tier 2” participant in the Company’s Change in Control Severance Plan (“CIC Plan”) in the form attached as Exhibit 10.2 to the Company’s Current Report on Form 8-K filed with the SEC on June 20, 2016.

Relocation Benefits. Ms. Hu is also eligible to receive certain relocation benefits, as set forth in the Offer Letter.

The foregoing description of the Offer Letter is qualified in its entirety by reference to the full text of the Offer Letter filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Departure of Interim Chief Financial Officer

David P. Eichler, the Company’s Interim Chief Financial Officer and principal financial officer, will no longer serve in the capacity of principal financial officer effective August 22, 2016.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

10.1	Offer Letter between the Company and Jean Hu effective August 17, 2016
99.1	Press Release dated August 18, 2016

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused the report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 23, 2016

MARVELL TECHNOLOGY GROUP LTD.

By:	/s/ Mitchell Gaynor
Mitchell Gaynor
Executive Vice President, Chief Legal Officer and Secretary

EXHIBIT INDEX

Exhibit No.	Description
10.1	Offer Letter between the Company and Jean Hu effective August 17, 2016
99.1	Press Release dated August 18, 2016